UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2025

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VROOM, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-39315	90-1112566
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
4700 Mercantile Dr. Fort Worth, Texas 76137
(Address of principal executive offices) (Zip Code)

(518) 535-9125
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐ Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐ Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	VRM	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Warehouse Credit Facility Amendment

On March 28, 2025, Vroom, Inc.’s (the “Company’s”) wholly-owned subsidiaries United Auto Credit Corporation (“UACC”) and VFS Near Prime Trust I (the “Trust”) entered into an amendment and restatement (the “Amendment”) to that certain revolving credit agreement (the “Warehouse Credit Facility”), dated as of November 18, 2022, by and among UACC, as servicer and custodian, the Trust, as borrower, Fifth Third Bank, N.A., as administrative agent, Computershare Trust Company, N.A., as paying agent, and the lender parties thereto. The Amendment, among other changes and subject to its terms and conditions, (i) renewed the Warehouse Credit Facility and extended the maturity date to April 2027, and (ii) reduced the aggregate borrowing capacity from $225 million to $200 million. All other material terms of the Warehouse Credit Facility remain unchanged.

Pursuant to the Amendment, the funding termination date of the Warehouse Credit Facility is April 12, 2027, or earlier upon the occurrence of defined termination events. The amounts outstanding could become due at an earlier date, if any of certain defined events of default were to occur. The funding termination date may be extended past April 12, 2027, upon satisfaction of the conditions in Section 2.04 of the Warehouse Credit Facility.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 is hereby incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 2, 2025	VROOM, INC.
	By:	/s/ Thomas H. Shortt
Name: Thomas H. Shortt
Title: Chief Executive Officer